UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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      Date of report (Date of earliest event reported): September 29, 2006

                           ADVANCED BIOPHOTONICS INC.
               (Exact Name of Registrant as Specified in Charter)




          Delaware                      0-27943               11-3386214
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification No.)



  125 Wilbur Place, Suite 120                                11716
       Bohemia, New York                                  (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (631) 244-8244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)) -

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Item 8.01 Other Events.

         On September 29, 2006, Advanced BioPhotonics Inc. (the "Company") will conclude its clinical trials at Beth Israel Deaconess Medical Center; the Dartmouth-Hitchcock Medical Center and Dartmouth Medical School Department of Surgery; the Hospital of the University of Pennsylvania's Department of Surgery; and Yale University School of Medicine (collectively, the "Clinical Trial Sites"). The Clinical Trial Sites have been conducting clinical trials using the Company's patented BioScanIR(R) System, together with its proprietary DIRI(R) dynamic infrared imaging software platform in a reconstructive surgery application (the "Clinical Trials"). Under the clinical trial protocol, the Clinical Trial Sites have been using the Company's BioScanIR(R) System and DIRI(R) software to collect and interpret data relating to locating perforator vessels in donor flaps in vivo.

         The Company will review and analyze the data collected in the Clinical Trials over the next two weeks. Due to time constraints, the Company will not present the results of the trial to the Principal Investors during the he American Society of Plastic Surgeons' "Plastic Surgery 2006" conference, October 6th through the 11th in San Francisco, as previously scheduled. The Company intends to share the results with the Principal Investigators from the Clinical Trial Sites during the week of October 17th.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           ADVANCED BIOPHOTONICS INC.


Date:   September 29, 2006        By:   /s/ Denis A. O'Connor
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                                  Denis A. O'Connor
                                  President and Chief Executive Officer